Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), David Woodhouse, Chief Executive Officer and Director of NGM Biopharmaceuticals, Inc. (the “Company”), and Siobhan Nolan Mangini, President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 2, 2023

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 2nd day of November, 2023.

/s/ David J. Woodhouse	/s/ Siobhan Nolan Mangini
David J. Woodhouse, Ph.D.	Siobhan Nolan Mangini
Chief Executive Officer and Director	President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

This certification accompanies the Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NGM Biopharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.